Exhibit 10.23 (i)

NINTH AMENDMENT TO THE

ANTHEM 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Pursuant to rights reserved under Article X of the Anthem 401(k) Long Term Savings Investment Plan (as last restated effective January 1, 1997) (the “Plan”), Anthem Insurance Companies, Inc. amends the Plan, effective with respect to distributions of benefits on or after March 28, 2005, as follows.

Section 6.6(d) of the Plan shall be amended by adding to the end thereof the following sentence:

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 6.6(d), if the Participant does not elect to have such distribution paid directly into an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Pension Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Pension Committee.

This Ninth Amendment has been executed this 24th day of March, 2005.

ANTHEM INSURANCE COMPANIES, INC.

By:	/S/ RANDY BROWN
Chairman of the Anthem Pension Committee